EXHIBIT 3.1

FIRST AMENDED AND RESTATED BYLAWS
OF
AIR METHODS CORPORATION
(a Delaware corporation)

Adopted November 8, 2012

ARTICLE I

OFFICES

The registered office of Air Methods Corporation (the "Corporation") in the State of Delaware shall be as set forth in the Certificate of Incorporation as the same may be modified from time to time by the Board of Directors.  The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

ARTICLE II

STOCKHOLDERS

Section 1.	Annual Meetings.

The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix.  Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors.  The day, place and hour of each annual meeting shall be specified in the notice of such annual meeting.  Any annual meeting of stockholders may be adjourned from time to time and place to place until its business is completed.

Section 2.	Business Conducted at Meetings.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.  Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.  The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3.	Special Meetings.

Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or on liquidation, special meetings of the stockholders may be called only by the Chairman, Chief Executive Officer, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.  The term "entire Board of Directors", as used in these Bylaws, means the total number of Directors which the Corporation would have if there were no vacancies.

Section 4.	Stockholder Action: How Taken.

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders.

Section 5.	Notice of Meeting.

Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by statute or the Certificate of Incorporation, either personally or by mail, prepaid telegram, telex, cablegram, or radiogram, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation.  If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation.

Section 6.	Waiver.

Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice.  Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

Section 7.	Voting List.

The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 8.	Quorum.

Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum.  All elections shall be determined by a plurality of the votes cast and, except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.  If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of voters cast at such meeting.

Section 9.	Qualification of Voters.

The Board of Directors may fix, in advance, a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined.  Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 10.	Procedure.

The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

ARTICLE III

DIRECTORS

Section 1.	Number, Election, and Terms.

Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three.  The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, Class I to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1988, Class II to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1989, and Class III to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1990, with the members of each class to hold office until their successors are elected and qualified.  At each annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally.  However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.  Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.  The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2.	Newly Created Directorships and Vacancies.

Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors.  Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified.  No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3.	Removal.

Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

Section 4.	Regular Meetings.

Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

Section 5.	Special Meetings.

Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the Chairman, Chief Executive Officer, or by any officer of the Corporation upon the request of a majority of the entire Board of Directors.

Section 6.	Notice of Meetings.

Notice of regular meetings of the Board of Directors need not be given.

Notice of every special meeting of the Board of Directors shall be given to each Director at his usual place of business or at such other address as shall have been furnished by him for such purpose.  Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than the seventh calendar day preceding the date of the meeting, or (b) personally delivered, mailed, telegraphed, or communicated by telephone at least forty-eight hours before the time of the meeting.  Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 7.	Waiver.

Attendance of a Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A written waiver of notice signed by a Director or Directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 8.	Quorum.

Except as may be otherwise provided by law or in these Bylaws, the presence of a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of such quorum shall be deemed the act of the Board of Directors.  Less than a quorum may adjourn any meeting of the Board of Directors from time to time without notice.

Section 9.	Chairman of the Board and Vice Chairman of the Board.

The Board of Directors may elect or appoint, from among the members of the Board, a Chairman of the Board and a Vice Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and the stockholders at which he is present.  The Vice Chairman of the Board shall preside at meetings of the directors and stockholders in the absence of the Chairman of the Board.  The Chairman of the Board and the Vice Chairman of the Board shall have such duties, powers and authority as may be assigned to them from time to time by the Board of Directors.  The Chairman of the Board and the Vice Chairman of the Board shall hold such positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 10.	Participation in Meetings By Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and, such participation shall constitute presence in person at such meeting.

Section 11.	Powers.

The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 12.	Compensation of Directors.

Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board of Directors, provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as Directors.

Section 13.	Action Without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of committee.

ARTICLE IV

COMMITTEES

Section 1.	Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.	Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event all of such members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V

OFFICERS

Section 1.	Officers Established.

Except as provided otherwise in this Article V, the officers of the Corporation shall be appointed by the Board of Directors and shall be a Chief Executive Officer, President and a Secretary.  The Board of Directors may also appoint a Chief Financial Officer, such number of Vice Presidents (who may be designated Vice Presidents, Senior Vice Presidents or Executive Vice Presidents) as the Board of Directors may from time to time determine, a Treasurer and such other officers or assistant officers as the Board shall deem appropriate.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.   Any person may hold two or more offices at the same time.  The officers need not be members of the Board.  The election or appointment of an officer shall not create any contract of employment.

Section 2.	Terms of Office.

The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, and may be removed at any time by the Board of Directors with or without cause.  Any officer may resign at any time by giving written notice of his resignation to the Chief Executive Officer, the President, or to the Secretary, and acceptance of such resignation will not be necessary to make it effective unless the notice so provides.  Any vacancy occurring in any office shall be filled by the Board of Directors.

Section 3.	Chief Executive Officer.

The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have primary responsibility for the overall management of the business of the Corporation.  The Chief Executive Officer may execute contracts, deeds and other instruments on behalf of the Corporation.  The Chief Executive Officer shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, limited liability company, trust or similar interest held by the Corporation.  The Chief Executive Officer shall have such additional authority, powers and duties as are usually vested in the office of chief executive officer of a corporation and as the Board of Directors may prescribe from time to time.  In the absence of the Chairman and Vice Chairman of the Board or another member of the Board of Directors, the Chief Executive Officer shall preside at meetings of the Board of Directors and the stockholders, unless the Board of Directors appoints another person who need not be a stockholder, officer or director of the Corporation, to preside at a meeting of the Board of Directors or stockholders.

Section 4.	President.

Subject to the direction and control of the Board of Directors and the Chief Executive Officer, if there is such an officer, the President shall have supervising authority over and may exercise general executive powers concerning all of the operations and day-to-day management of the business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he or she may deem advisable.  The President shall also perform such duties as may be specifically assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

Section 5.	Chief Financial Officer.

Subject to the direction and control of the Board and the Chief Executive Officer, the Chief Financial Officer shall have primary responsibility for management of the financial affairs of the Corporation and have oversight of the Corporation’s financial records and its financial reports to stockholders and to regulatory agencies.  The Chief Financial Officer shall have such additional authority, powers and duties as are usually vested in the office of chief financial officer of a corporation and as the Board of Directors may prescribe from time to time.

Section 6.	Vice Presidents.

Subject to the direction and control of the Chief Executive Officer and President, each Vice President shall have such responsibility as may be prescribed from time to time by the Board of Directors or by the officer appointing such Vice President in accordance with this Article V.  The rank of Vice Presidents shall be determined by the Board of Directors and may include Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents.

Section 7.	Secretary.

The Secretary shall give notice of all meetings of the stockholders and, upon the request of a person entitled to call a special meeting of the Board of Directors, he or she shall give notice of any such special meeting.  He or she shall keep the minutes of all meetings of the stockholders, the Board of Directors, or any committee established by the Board of Directors.  The Secretary shall be responsible for the maintenance of all records of the Corporation and may attest documents on behalf of the Corporation.  The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and attest to it.  The Secretary shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe or delegate to him or her.

Section 8.	Treasurer.

The Treasurer shall be responsible for the control of the funds of the Corporation and the custody of all securities owned by the Corporation.  The Treasurer shall perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe or delegate to him or her.

Section 9.	Assistant Officers.

An assistant officer shall, in the absence of the officer to whom such person is an assistant or in the event of such officer’s inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board of Directors or, in the absence of any designation, then in the order of their appointment), perform the duties and exercise the powers of such officer.  An assistant officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10.	Other Officers.

Any other officer appointed by the Board of Directors shall have such title and such duties and responsibilities as the Board of Directors shall prescribe from time to time.

Section 11.	Compensation.

The Board of Directors, or upon delegation of the Board of Directors, a Compensation Committee of the Board, shall be responsible for establishing the compensation of officers appointed by the Board of Directors.  The Board of Directors may further delegate the responsibility for establishing the compensation of any officer.  All such compensation determinations shall be reported promptly to the Board of Directors or, upon delegation of such responsibility by the Board of Directors, to a Compensation Committee of the Board of Directors.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.	Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.	Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article VI, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3.	Right of Indemnitee to Bring Suit.

If a claim under Section 1 or 2 of this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

Section 4.	Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

Section 5	Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Section 6	Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.	Expenses as a Witness.

To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 8.	Indemnity Agreements.

The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

Section 9.	Nature of Rights.

The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VII

STOCK

Section 1.          Certificates of Stock.  Shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both.  To the extent that shares are represented by certificates, such certificates shall be in a form approved by the Board of Directors.  Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, the Chief Financial Officer, or the Treasurer or an Assistant Treasurer.  Any or all of the signatures on the certificate may be by facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issuance.

Section 2.         Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.  Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 3.         Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.         Lost, Stolen or Destroyed Certificates.  Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock, or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

Section 5.          Regulations.  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VIII

NOTICES

Section 1.         Notices.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware.

Section 2.         Waivers.  A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE IX

MISCELLANEOUS

Section 1.         Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile, electronic or electronically transmitted signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.         Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.         Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.          Fiscal Year.  The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5.         Time Periods.  In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE X

AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting.  Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.